UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 22, 2026, LifeMD, Inc. (the “Company” or “LifeMD”) announced a strategic co-marketing collaboration supporting a direct-to-patient self-pay program for XYOSTED® (testosterone enanthate) injection, the only FDA-approved once-weekly subcutaneous testosterone auto-injector. The program will launch in July 2026 and will initially be available in 37 states.

The Company entered into a Master Services Agreement and Statement of Work, as well as Specialty Pharmacy Services Agreements, with Antares Pharma, Inc., a subsidiary of Halozyme, Inc., in furtherance of the strategic co-marketing collaboration. Under these agreements, the Company will serve as the exclusive telehealth co-marketing partner for the XYOSTED self-pay program. Patients accessing the program will be evaluated by licensed clinicians through the Company’s affiliated medical group, and the Company’s pharmacy will serve as the preferred dispensing pharmacy for the program, shipping XYOSTED directly to patients’ homes. The parties will collaborate on, and jointly invest in, consumer education and promotional initiatives designed to expand awareness of testosterone deficiency and of the program itself.

The parties will establish a joint steering committee to provide strategic oversight and governance of the project and the parties’ respective obligations, including quarterly proposal, review and approval of co-funded marketing investments. Failure to meet budgeted marketing investments for two consecutive quarters will give either party the right, but not the obligation, to terminate the Statement of Work.

The agreements have an initial term of three years with automatic renewal for successive one-year periods unless either party provides 90 days’ written notice of non-renewal. The agreements contain customary representations, warranties and covenants by each of the parties, and indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities.

On June 22, 2026, the Company issued a press release announcing the strategic co-marketing collaboration. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including the press release, that is required to be disclosed solely by reason of Regulation FD. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including the press release, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K, including the press release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the expected launch timing, scope, pricing, and benefits of the XYOSTED self-pay program; the number of states in which the program will be available and any potential expansion; the parties’ planned promotional and consumer education initiatives; expected patient demand and access; and the anticipated benefits of the collaboration to patients and to each company. Words such as “expect,” “believe,” “will,” “designed to,” “anticipate,” and similar expressions identify forward-looking statements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the commercial launch and adoption of the program, changes in federal or state laws governing telehealth prescribing of controlled substances, regulatory and compliance requirements applicable to telehealth, pharmacy, and pharmaceutical promotion, and the other risks described in each company’s filings with the Securities and Exchange Commission, including LifeMD’s and Halozyme’s most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Neither company undertakes any obligation to update forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	June 22, 2026	By:	/s/ Eric Yecies
Chief Legal Officer and General Counsel